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                                                                 EXHIBIT 3.1(c)

                     CERTIFICATE OF AMENDMENT OF ARTICLES
                             OF INCORPORATION OF
                              VILLA BONITA OESTE

        We, the undersigned, DANIEL F. BYRON and JOHN H. MIDBY, President and Secretary-Treasurer, respectively, of VILLA BONITA OESTE, a Nevada corporation, do hereby certify as follows:

        1. That at a July held meeting of the Board of Directors of said corporation, said Board, by unanimous vote, adopted a resolution declaring the advisability of amending Article I of said corporation's Articles of Incorporation to read as follows:

        "The name of this corporation shall be DURABLE HOMES, INC."

        2. That pursuant to resolution adopted at the aforesaid meeting of the Board of Directors of Villa Bonita Oeste, a special stockholders meeting was called and set for February 20, 1984 at 9:30 a.m. for purposes of obtaining stockholder approval or disapproval of the said proposed amendment to the corporation's Articles of Incorporation.

        3. That after appropriate notice to each of the corporation's stockholders and upon said stockholder's consent, a special meeting of the stockholders of VILLA BONITA OESTE, was held on the 20th day of February, 1984, at which time such stockholders approved the said amendment to the Articles of Incorporation of VILLA BONITA OESTE.

        4. That as of the date of the special stockholders' meeting, there were 1420 shares of the common capital stock of said corporation issued, outstanding and entitled to vote for or against such amendment; and that in person stockholders holding 1420 shares of the capital stock of said corporation voted in favor of such amendment.

        IN WITNESS WHEREOF, said corporation has caused this





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certificate to be signed by its President and Secretary this 2 day of March,
1994.


                                              /s/  DANIEL F. BYRON
                                      -------------------------------------
                                      DANIEL F. BYRON, President


                                               /s/ JOHN H. MIDBY
                                      -------------------------------------
                                      JOHN H. MIDBY, Secretary


STATE OF NEVADA          )
                         ) SS:
COUNTY OF CLARK          )

        On this 2 day of March, 1981 personally appeared before me, a Notary Public in and for said County and State, DANIEL F. BYRON and JOHN H. MIDBY, known to me to be the persons described in and who executed the foregoing instrument who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                                             /s/ NANCY A. GORDON
                                      -------------------------------------
                                                 NOTARY PUBLIC

       NANCY A. GORDON
NOTARY PUBLIC - STATE OF NEVADA
       COUNTY OF CLARK